UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2026

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of AB Private Credit Investors Corporation (the “Fund”) filed with the Securities and Exchange Commission on October 21, 2026 (the “Original Filing”) to add disclosure under Item 1.02 regarding the repayment and termination of the Warehouse Credit Facility (as defined below) in connection with the financing transaction described in the Original Filing. Such disclosure was inadvertently omitted from the Original Filing. Except as expressly set forth herein, this Amendment No. 1 does not amend or update any other information contained in the Original Filing, which remains unchanged. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Filing.

Item 1.01 – Entry into a Material Definitive Agreement.

On October 15, 2026 (the “Closing Date”), ABPCI Private Funding V LLC, a Delaware limited liability company (the “Issuer”), an indirect wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Fund”), entered into an Indenture and Security Agreement (the “Indenture”) with U.S. Bank Trust Company, National Association, as collateral trustee (the “Collateral Trustee”). In connection with the Indenture, the Issuer also entered into, among other agreements, (i) a Class A Credit Agreement (the “Credit Agreement”) among the Issuer, as borrower, KeyBank National Association, as Class A-T Lender and as Class A-D Lender, U.S. Bank Trust Company, National Association, as loan agent, and the Collateral Trustee, (ii) the Securities Account Control Agreement (the “Securities Account Control Agreement”) among the Issuer, the Collateral Trustee and U.S. Bank National Association, as custodian (the “Custodian”), (iii) the collateral management agreement (the “Collateral Management Agreement”), between the Issuer and AB Private Credit Investors LLC, as collateral manager (in such capacity, the “Collateral Manager”), (iv) the Collateral Administration Agreement (the “Collateral Administration Agreement”), among the Issuer, the Collateral Manager and U.S. Bank Trust Company, National Association, as collateral administrator, and (v) the Loan Sale and Contribution Agreement (the “Master Transfer Agreement”) among the Fund, as seller, ABPCI Private Funding V Depositor LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Fund, as intermediate seller (the “Depositor”), and the Issuer, as buyer.

Under the Credit Agreement, the Issuer (i) will, on the Closing Date, borrow $195,000,000 Class A-T Term Loans (the “Class A-T Loans”) and (ii) may, on up to two business days after the Closing Date and until February 12, 2027, borrow up to $30,000,000 (in the aggregate) Class A-D Delayed Drawdown Term Loans (the “Class A-D Loans”). Borrowings under the Credit Agreement will bear interest at a per annum rate equal to the three-month standard overnight financing rate for the relevant interest period plus an applicable spread, which for the Class A-T Loans and the Class A-D Loans is 1.74% per annum. Interest is payable quarterly in arrears. In addition, under the Credit Agreement, a commitment fee of 0.20% per annum will accrue on the aggregate undrawn amount of the Class A-D Loans for each day during each quarterly interest accrual period from and including the Closing Date until the date that the aggregate undrawn amount of the commitments of the lenders to make Class A-D Loans are reduced to zero. The commitment fee is payable quarterly in arrears.

Under the Indenture, the Issuer will, on the Closing Date, issue Subordinated Delayed Drawdown Notes (the “Subordinated Notes”) to the Depositor in a maximum principal amount of up to $105,900,000. On the Closing Date, the Issuer will draw $93,600,000 on the Subordinated Notes. Concurrent with each borrowing of Class A-D Loans after the Closing Date, the Issuer will draw on the Subordinated Notes in an amount sufficient to maintain a senior advance rate of no more than 68% as required by the Indenture and the Credit Agreement. The Subordinated Notes do not bear interest, are not secured under the Indenture and are subordinated in right of payment to the Class A-T Loans and the Class A-D Loans. The Indenture also provides for the issuance of Class A Senior Secured Floating Rate Notes (the “Class A Notes”) by the Issuer, which notes would be pari passu with, secured by the same collateral as, and bear the same rate of interest as, the Class A-T Loans and the Class A-D Loans. However, no Class A Notes will be issued as of the Closing Date, and the aggregate amount of Class A-T Loans, Class A-D Loans and Class A Notes outstanding under the Indenture and the Credit Agreement may not exceed $225,000,000, unless such limit is increased pursuant to the terms of the Indenture and the Credit Agreement.

Any notes issued under the Indenture and amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereon will be due and payable, on the earlier of (i) September 30, 2035 (or, if such day is not a business day, the next succeeding business day) or (ii) upon certain other events which result in accelerated maturity under the Indenture and the Credit Agreement. Borrowing under the Indenture and the Credit Agreement is subject to certain restrictions contained in the Investment Company Act of 1940, as amended.

The Class A-T Loans and the Class A-D Loans are secured by all of the assets held by the Issuer. Pursuant to the Collateral Management Agreement, the Collateral Manager will perform certain duties with respect to the purchase and management of the assets securing the Class A-T Loans and the Class A-D Loans. The Collateral Manager has elected to waive any fees that would otherwise be payable under the Collateral Management Agreement. The Issuer will reimburse the expenses incurred by the Collateral Manager in the performance of its obligations under the Collateral Management Agreement other than any ordinary overhead expenses, which shall not be reimbursed. The Issuer has made customary representations and warranties under the Collateral Management Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. All of the accounts holding collateral pledged to the lenders by the Issuer under the Indenture are held in the custody of the Custodian under the Securities Account Control Agreement. The Collateral Administrator will maintain and perform certain collateral administration services with respect to the collateral pursuant to the Collateral Administration Agreement. As compensation for the services rendered by the Collateral Administrator, the Issuer will pay the Collateral Administrator, on a quarterly basis, customary fee amounts and reimburse the Collateral Administrator for its reasonable out-of-pocket expenses. The Collateral Administration Agreement and the obligations of the Collateral Administrator will continue until the earlier of (i) the liquidation of the collateral and the final distribution of the proceeds of such liquidation, (ii) the date on which all obligations have been paid in full or (iii) the termination of the Collateral Management Agreement.

The Fund has contributed and/or sold certain assets to the Depositor, and the Depositor has contributed and/or sold certain assets to the Issuer, in each case pursuant to the Master Transfer Agreement, and the Fund expects to continue to contribute and/or sell assets to the Depositor and the Depositor expects to continue to contribute and/or sell assets to the Issuer pursuant to the Master Transfer Agreement from time to time in the future. The Fund may, but shall not be required to, repurchase and/or substitute certain assets previously transferred from the Fund to the Depositor and subsequently from the Depositor to the Issuer subject to the conditions specified in the Master Transfer Agreement and the Indenture.

The Fund incurred certain customary fees, costs and expenses in connection with the closing of the Indenture and the Credit Agreement.

The foregoing descriptions of the Indenture, the Credit Agreement, the Securities Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Master Transfer Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Indenture, Credit Agreement, the Securities Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Master Transfer Agreement, which are attached hereto as exhibits, and are incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement.

On September 19, 2024, ABPCIC Funding V LLC (the “Borrower”), a wholly-owned subsidiary of the Fund, entered into a warehouse financing transaction (the “Warehouse Credit Facility”) with MUFG Bank, Ltd., as lender, the other lenders party thereto from time to time, MUFG Bank, Ltd., as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian. The Warehouse Credit Facility provided for borrowings in an aggregate amount up to $150,000,000 and had a maturity date of September 19, 2029.

In connection with the transaction described in Item 1.01 above (the “New Financing”), effective October 15, 2026, (i) the Borrower merged with and into the Issuer, (ii) a portion of the proceeds from the loans incurred by the Issuer pursuant to the New Financing were used to repay all outstanding amounts under the Warehouse Credit Facility and (iii) the Warehouse Credit Facility was terminated, all outstanding loans thereunder were repaid and all obligations thereunder were released and terminated.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Indenture and Security Agreement, dated as of October 15, 2026, between ABPCI Private Funding V LLC, as issuer, and U.S. Bank Trust Company, National Association, as collateral trustee.

10.2*	Class A Credit Agreement, dated as of October 15, 2026, among ABPCI Private Funding V LLC, as borrower, various financial institutions and other persons, as lenders, U.S. Bank Trust Company, National Association, as loan agent, and U.S. Bank Trust Company, National Association, as collateral trustee.

10.3*	Securities Account Control Agreement, dated as of October 15, 2026, among ABPCI Private Funding V LLC, as issuer, U.S. Bank Trust Company, National Association, as collateral trustee, and U.S. Bank National Association, as custodian.

10.4	Collateral Management Agreement, dated as of October 15, 2026, between ABPCI Private Funding V LLC, as issuer, and AB Private Credit Investors LLC, as collateral manager.

10.5	Collateral Administration Agreement, dated as of October 15, 2026, among ABPCI Private Funding V LLC, as issuer, AB Private Credit Investors LLC, as collateral manager, and U.S. Bank Trust Company, National Association, as collateral administrator.

10.6*	Loan Sale and Contribution Agreement, dated as of October 15, 2026, among AB Private Credit Investors Corporation, as seller, ABPCI Private Funding V Depositor LLC, as intermediate seller, and ABPCI Private Funding V LLC, as buyer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary